Exhibit 10.20

AMENDMENT TO SALE AND ASSIGNMENT AGREEMENT

              This Amendment to Sale and Assignment Agreement (this “Amendment”) is made as of this 24th day of September, 2002, by and between Scott Goss, an individual, residing at 11414 Brook Run Drive, Germantown, MD 20876 (hereinafter referred to as “Owner”), and Veridian Corporation, its subsidiaries and affiliates, with a principal place of business at 1200 South Hayes Street, Arlington, Virginia (collectively the “Purchaser”). Unless otherwise defined, capitalized terms used in this Amendment shall have the meanings given to them in the Sale and Assignment Agreement (the “Agreement”) by and between Owner and Purchaser dated as of August 12, 2002.

              WHEREAS, the Owner are Purchaser are parties to the Agreement; and

              WHEREAS, the Owner and Purchaser desire to amend the Agreement as set forth herein;

              NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

     1.     Section 2 of the Agreement is amended by adding the following sentences to the end thereof:

     “Purchaser and Owner acknowledge and agree that Two Hundred Thousand Dollars ($200,000) of each payment to be made by Purchaser to Owner on the first, second and third anniversaries of the Closing pursuant to Section 3.2 shall be allocated as consideration for the covenants and agreements set forth in this Section 2, and the remainder shall be allocated as consideration for the Business, including the Software. The parties further agree that such allocation is fair and reasonable given the scope and duration of the limitations set forth in this Section 2, and that, for purposes of any tax return, they will report all payments made or received hereunder consistent with such allocation.”

     2.     Except as amended above, the Agreement remains in full force and effect.

     3.     This Amendment may be signed in counterparts by telecopy.

     IN WITNESS WHEREOF, the parties have executed and delivered this Amendment as of the date above written.

SCOTT GOSS	VERIDIAN CORPORATION

/s/ Scott Goss	By /s/ James P. Allen Name: James P. Allen Title: Sr. VP & CFO